                                                                    EXHIBIT 10.2

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release (this "Agreement"), dated as of this 28th day of January 2002 (the "Effective Date"), by and between Memry Corporation, a Delaware corporation (the "Company"), and Robert J. Thatcher ("Thatcher").

                              W I T N E S S E T H :

     WHEREAS, on May 22, 2001, Thatcher's employment with the Company as its President and Chief Operating Officer terminated; and

     WHEREAS, the Company had previously loaned Thatcher $200,000, which loan is evidenced by a $200,000 Promissory Note issued by Thatcher to the Company and dated August 25, 2000 (the "Note"), which Note is secured by a Statutory Form Mortgage Deed from Thatcher to the Company of even date (the "Mortgage"); and

     WHEREAS, without any admission of liability to each other, the Company and Thatcher have determined to (i) resolve all disputed matters between them and
(ii) with the exception of the continuing obligations of (A) Thatcher and the Company to each other under this Agreement and (B) of Thatcher to the Company under the Note, Mortgage and Sections 4 through 7 of the Employment Agreement by and between the Company and Thatcher, dated January 1, 2000 (the "Employment Agreement") (each as modified herein), release all claims pursuant to the Memry Release and the Thatcher Release (each as defined herein).

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants, agreements and releases contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the Company and Thatcher hereby agree as follows:

     1.   Payments/Benefits.
          -----------------

          (a) $90,000 of the amount payable to the Company under the Note shall be forgiven as of January 28, 2002. Thatcher shall pay the remaining $110,000 of the amount payable under the Note on the earlier of (1) the third anniversary of the Effective Date and (2) the date on which the property described in the Note is sold or fee ownership is otherwise transferred. These modifications shall be reflected in an Amended and Restated Secured Promissory Note in the form attached hereto as Exhibit D executed by Thatcher and an Amended and Restated Statutory Form Mortgage Deed in the form attached hereto as Exhibit E executed by Thatcher and by Jayne M. Thatcher, both of which shall be executed and delivered to the Company contemporaneously with the execution of this Agreement. In addition, the Company agrees that it will permit Thatcher to refinance the existing third party note and mortgage on the property and to subordinate its mortgage to the mortgage securing the note resulting from such refinancing, so long as such refinancing is in an amount no greater than the outstanding balance of the existing third party note and first mortgage.

          (b) The Company shall transfer ownership to Thatcher of the laptop computer and palm pilot currently in Thatcher's possession. The Company agrees to transfer ownership to Thatcher of the cell phone currently in Thatcher's possession. In addition, the Company agrees, if Thatcher brings that laptop computer to the Company's offices at a mutually convenient time, to permit its information technology consultant, at no cost to Thatcher, to remove or change to a password selected by Thatcher, the password presently installed in that laptop computer.

          (c) The Company shall pay to Thatcher a lump sum payment of $25,000 on the later of (1) January 28, 2002; or (2) the eighth day following the Effective Date; provided, that Thatcher has not revoked the Thatcher
                     --------
     Release (defined in Section 3) in accordance with Section 5 thereof.

          (d) As soon as practicable following the Effective Date, the Company shall grant Thatcher a fully-vested nonqualified stock option to acquire 75,000 shares of the Company's common stock at a per share exercise price equal to the closing price of a share of the Company's common stock on the trading date immediately preceding the Effective Date. Such option shall be issued pursuant to the form of Option Agreement attached hereto as Exhibit C and Thatcher acknowledges that, due to statutory requirements, such option may not be issued under the Company's employee stock incentive plans. It is understood by the parties that the Company's offer and sale of common stock to Thatcher upon the exercise of these stock options will not be registered under the Securities Act of 1933 as amended, nor will Thatcher's reoffer and resale of such common stock be so registered.

          (e) Thatcher shall be entitled to (i) continued base salary payments (at the annual base salary rate of $205,140.00) through November 22, 2002, such amounts to be paid to Thatcher as and when they would otherwise be due absent the termination of Thatcher's employment and (ii) a payment of $50,891.00 on or about September 27, 2002. With respect to the amount specified in clause (ii) above, the Company may elect to pay up to one-third of such amount by delivering to Thatcher shares of the Company's common stock having an equivalent value (determined based on the last reported trade price on the day three business days prior to the date on which said payment would otherwise be due).

          (f) Sections 4 through 7 of the Employment Agreement shall remain in full force and effect; provided, however, that the Company shall not elect
                            --------  -------
     to extend the noncompetition restrictions as permitted under Section 4(a)(ii) of the Employment Agreement.

          (g) For purposes of clarification, Thatcher acknowledges and agrees that, pursuant to this Agreement, he has relinquished all of his rights under Section 8 of the Employment Agreement, including, without limitation, any right to enhanced severance in the event of a Change in Control (as defined in the Employment Agreement).

          (h) All amounts payable under this Agreement shall be subject to applicable withholding requirements under federal and state law and to
     Section 3 hereof. Otherwise,
     all amounts payable hereunder to Thatcher shall be payable without any right of set-off (including, without limitation, on the basis of any alleged breach by Thatcher of the covenants hereof or in the Employment Agreement) or claim to mitigation of damages.

     2.   Non-Disparagement.
          -----------------

          (a) Thatcher agrees that he will not make any statements or claims, initiate any proceedings or take any actions either directly or indirectly, or through third parties, which demean, detract, criticize or otherwise cast the Company and/or any of its subsidiaries (collectively, the "Company Related Entities") or any of their respective officers and directors in an unfavorable light in the eyes of their customers, suppliers, employees, consultants or any other persons, or which could adversely affect the morale of any employee of a Company Related Entity, or which interfere with a Company Related Entity's contractual relationships with its customers, suppliers, employees or consultants, or which otherwise disparage or defame the goodwill or reputation of a Company Related Entity or any of its officers, directors or employees.

          (b) Each of the Company Related Entities agrees that neither it nor any of its officers will make any statements or claims, initiate any proceedings or take any actions either directly or indirectly, or through third parties, which demean, detract, criticize or otherwise cast Thatcher in an unfavorable light in the eyes of any other persons, or which otherwise disparage or defame the reputation of Thatcher. The Company shall provide a mutually agreed-upon employer reference upon request.

     3. Releases. This Agreement is subject to the execution and effectiveness
        --------
of the releases attached hereto as Exhibits A (the "Memry Release") and B (the "Thatcher Release"), which are being executed and delivered simultaneously with the execution and delivery hereof, and obligations of the Company set forth herein shall not be enforceable if Thatcher revokes the Thatcher Release pursuant to Section 5 thereof.

     4. Successors and Assigns. This Agreement shall be binding upon and inure
        ----------------------
to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives.

     5. Counterparts. This Agreement may be executed in any number of
        ------------
counterparts, each of which shall constitute an original but both of which, when taken together, shall constitute one and the same instrument.

     6. Severability. In the event any one or more of the provisions contained
        ------------
in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     7. Miscellaneous.
        -------------

          (a) This Agreement, and any releases or other documents executed and delivered in connection with any of the foregoing, may only be modified, terminated or waived by a writing signed by the party against whom enforcement of such modification, termination or waiver is sought. Any such waiver shall be limited to the specific matter or item waived.

          (b) Any delay or omission in the enforcement of any right or remedy arising under this Agreement and any releases or other documents executed and delivered in connection with any of the foregoing, shall not be deemed a waiver of such right or remedy.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to principles of conflict of laws thereunder. Any claim or dispute between the parties arising out of or in connection with this Agreement or any alleged breach hereof shall be finally settled by arbitration under the Employment Arbitration Rules of the American Arbitration Association (provided that notwithstanding any such Rules to the contrary, the reasonable attorneys fees of the prevailing party shall be paid by the other party), and judgment upon the award rendered by the Arbitrator may be rendered in any court having jurisdiction over it. There shall be one arbitrator of any such arbitration. The arbitration shall be held in Fairfield County, Connecticut. The parties shall endeavor to agree on the selection of an arbitrator, but if no agreement has been reached within ten (10) days of one party's request for an arbitration, the arbitrator shall be selected by the American Arbitration Association. The foregoing provisions of this
     Section 7(c) shall not preclude an action in court by either party for injunctive relief, nor shall it be construed to limit or restrict in any manner the Company's rights and remedies under Sections 4 through 7 of the Employment Agreement.

          (d) This Agreement, the Note, the Mortgage, and the Employment Agreement, together with any other document executed in connection with this Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all oral statements, conversations and correspondence and is intended by the parties hereto to be the final expression of their agreement on all terms and conditions set forth herein and therein.

          (e) The statements contained in the Recital section of this Agreement are stipulated by the parties to be true and correct.

          (f) All exhibits hereto shall be a part of this Agreement.

          (g) This Agreement shall not be enforced against and shall not be binding upon any party to this Agreement unless and until this Agreement has been signed by all parties to this Agreement.

          (h) If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party.

          (i) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

WITNESS:                                     MEMRY CORPORATION


/s/ Robert P. Belcher                        By: /s/ James G. Binch
-----------------------------------------       --------------------------------
                                                 James G. Binch
                                                 Chief Executive Officer


/s/ Richard Sokolowski
-----------------------------------------


/s/ Paul V. Hutchins                          /s/ Robert J. Thatcher
-----------------------------------------    -----------------------------------
Paul V. Hutchins                                 Robert J. Thatcher


/s/ Richard R. Kavanauch
-----------------------------------------
Richard R. Kavanauch

                   [ACKNOWLEDGEMENTS TO SETTLEMENT AGREEMENT]

                                 ACKNOWLEDGMENTS

STATE OF CONNECTICUT)
                    )       ss: Bethel, Connecticut
COUNTY OF FAIRFIELD )

          On this the 28th day of January, 2002, before me, the undersigned officer, personally appeared James G. Binch, who acknowledged himself to be the Chief Executive Officer of Memry Corporation, a Delaware corporation (the "Corporation"), and that he as such Chief Executive Officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the Company by himself as its Chief Executive Officer.

     In witness whereof, I have hereunto set my hand.


                                         /s/   Mary C.A. Davis
                                         ---------------------------------------
                                         Notary Public/Commissioner
                                            of the Superior Court

                                         My Commission Expires: 3/21/2005

STATE OF CONNECTICUT)
                    )       ss: Ridgefield, Connecticut
COUNTY OF FAIRFIELD )

     On this 28 day of January, 2002, before me, the undersigned officer, personally appeared Robert J. Thatcher, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he has executed the same for the purposes therein contained and acknowledged the same to be his free act and deed.

     In witness whereof, I have hereunto set my hand.


                                         /s/ Victor A. Anderson Sr.
                                         ---------------------------------------
                                         Notary Public/Commissioner
                                            of the Superior Court

                                         My Commission Expires:  August 31, 2002

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                       EXHIBITS A-E INTENTIONALLY OMITTED